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                                                                     Exhibit 3.2


                             MELLON BANK CORPORATION




                                     BY-LAWS


                                   ARTICLE ONE


                            Meetings of Shareholders


          Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation for the election of Directors and the transaction of all other business that may properly come before the meeting shall be held on the third Tuesday of April in each year, or if that day is a legal holiday, then on the next business day following. The annual meeting shall be held at such time and place, and upon such notice as the Board of Directors shall determine.

          Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose by the Board of Directors, the Chief Executive Officer, the Chairman or the President, and any such special meeting shall be held at the place, day and time upon such notice as the Board of Directors or such person shall determine.

          Section 3. ORGANIZATION. The Chief Executive Officer or, in the event of his absence or disability, the Chairman, the President or any other officer of the Corporation designated by the Board of Directors shall preside at all meetings of the shareholders. All meetings shall be conducted in accordance with such regulations as the Board of Directors may from time to time prescribe or as the presiding officer may establish.

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          Section 4. VOTING. Shareholders may vote at any meeting in person or by proxies duly authorized in writing. The Board of Directors may fix a record date for determining those shareholders entitled to vote at any such meeting.

          Section 5. QUORUM; SHAREHOLDER ACTION. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum for the transaction of business at any meeting of shareholders. Unless otherwise provided by law, any action of the shareholders may be taken by a majority of the votes cast at any duly convened shareholders' meeting.

          Section 6. NOTICE OF BUSINESS TO BE PRESENTED AT SHAREHOLDER MEETINGS.

          (a) Annual Meetings of Shareholders. The proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the preceding sentence, such business must be a proper matter for shareholder action, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such notice must comply with the following requirements:


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                    (1) To be timely, a shareholder's notice given pursuant to this Section must be received at the principal executive offices of the Corporation, addressed to the Secretary, not less than 90 calendar days before the anniversary date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting or, if none, its most recent previous annual meeting. Notwithstanding the preceding sentence,
               (A) for business to be presented at the 1999 annual meeting of shareholders, a shareholder's notice shall be considered timely if so received by the Corporation on or before December 15, 1998 and (B) after 1999, if the date of the annual meeting at which such business is to be presented has been changed by more than 30 days from the date of the most recent previous annual meeting, a shareholder's notice shall be considered timely if so received by the Corporation (i) on or before the later of (x) 120 calendar days before the date of the annual meeting at which such business is to be presented or (y) 30 days following the first public announcement by the Corporation of the date of such annual meeting and (ii) not later than 15 calendar days prior to the scheduled mailing date of the Corporation's proxy materials for such annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.



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                   (2) A shareholder's notice given pursuant to this Section
              shall set forth (A) the name and address of the shareholder who intends to make the proposal and the classes and numbers of shares of the Corporation's stock beneficially owned by such shareholder; (B) a representation that the shareholder is and will at the time of the annual meeting be a holder of record of stock of the Corporation entitled to vote at such meeting on the proposal(s) specified in the notice and intends to appear in person or by proxy at the meeting to present such proposal(s),
              (C) a description of the business the shareholder intends to bring before the meeting, including the text of any proposal or proposals to be presented for action by the shareholders, (D) the name and address of any beneficial owner(s) of the Corporation's stock on whose behalf such business is to be presented and the class and number of shares beneficially owned by each such beneficial owner and (E) the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any such beneficial owner.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

          (c) General. (i) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have



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the power and the duty to determine whether any business proposed to be brought before a meeting was proposed in accordance with the procedures set forth in this Section and, if any business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

          (ii) For purposes of this Section, (A) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and (B) "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act or any successor rule.

          (iii) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of a shareholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or any successor rule, or to present for action at an annual meeting any proposal so included.



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                                   ARTICLE TWO


                                    Directors


          Section 1. BOARD OF DIRECTORS. The Board of Directors shall manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the Board of Directors.

          Section 2. NUMBER. The Board of Directors shall consist of such number of Directors as shall be fixed from time to time by a majority vote of the full Board of Directors.

          Section 3. ELECTION; TERM OF OFFICE. Commencing with the Board of Directors to be elected at the Annual Meeting of Shareholders held in 1988, the Directors shall be classified with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible. At such meeting one class of directors shall be elected to hold office for an initial term expiring at the 1989 Annual Meeting of Shareholders, another class of directors shall be elected to hold office for an initial term expiring at the 1990 Annual Meeting of Shareholders and the third class of directors shall be elected to hold office for an initial term expiring at the 1991 Annual Meeting of Shareholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. Thereafter at each Annual Meeting of Shareholders, the successors to the class of



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directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

          Section 4. NOMINATION. Nominations for the election of directors may be made by the Board of Directors, a committee thereof or any officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority. Upon proper notice given to the Corporation, nominations may also be made by any shareholder entitled to vote in the election of directors. Written notice of a shareholders's intent to make a nomination or nominations for director must be given to the Corporation either by United States mail or personal delivery to the Secretary of the Corporation not later than 90 days prior to the anniversary date of the previous year's Annual Meeting of Shareholders. The notice must include: (i) name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of common stock entitled to vote at the upcoming Annual Meeting and that the shareholder intends to appear at the Annual Meeting to make the nomination or nominations set forth in the notice; (ii) the name and address of the person or persons to be nominated for election as director and such other information regarding the proposed nominee or nominees as would be required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission; (iii) a description of all arrangements or undertakings between the



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shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) a consent signed by each of the proposed nominees agreeing to serve as a director if so elected. The Board of Directors will be under no obligation to recommend a proposed nominee, even though the notice as set forth above has been given.

          Section 5. VACANCIES. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between Annual Meetings of the Shareholders at which directors are elected, shall be filled only by a majority of the vote of the remaining Directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the shareholders may be filled by a vote of the shareholders at the same meeting at which such removal occurs. The Directors chosen to fill vacancies shall hold office for a term expiring at the end of the next Annual Meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          Section 6. REMOVAL. Any Director, any class of directors, or the entire Board of Directors may be removed from office by a vote of the shareholders at any time without assigning any cause, but only if shareholders entitled to cast at least 75 percent of the votes which all shareholders of the



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then outstanding shares of capital stock of the Corporation would be entitled to cast in an annual election of directors, or of such class of directors, voting together as a single class, shall vote in favor of such removal.

          Section 7. EXCEPTIONS FOR PREFERENCE DIRECTORS. The provisions of
Section 2 through 6 of this Article Two shall not apply to any Director of the Corporation who may be elected under specified circumstances by holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation.

          Section 8. ORGANIZATION MEETING. A meeting of the Board of Directors for the purpose of organizing the new Board, appointing the officers of the Corporation for the ensuing year and transacting other business shall be held without notice immediately following the annual election of directors or as soon thereafter as is practicable at such time and place as the Secretary may designate.

          Section 9. REGULAR MEETINGS. Unless the Board otherwise directs, regular meetings of the Board of Directors shall be held without notice at such times and places as the Board of Directors shall determine in its Board Policies adopted at its Organization Meeting each year.

          Section 10. SPECIAL MEETINGS. The Chief Executive Officer, the Chairman or the President may call a special meeting of the Board of Directors at any time. Any such officer or the Secretary shall call a special meeting of the Board upon the written request of any three members of the Board. A special meeting shall be held at such time and place as may be



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designated by the person or persons calling the meeting. The person or persons calling the meeting shall cause such notice of the meeting and of its purpose to be given as he may deem appropriate, and such notice may be given orally or in writing, in person or by telephone, mail or telegram.

          Section 11. QUORUM; BOARD ACTION. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting. Unless otherwise provided by law, any action of the Board may be taken upon the affirmative vote of a majority of the Directors present at a duly convened meeting or upon the unanimous written consent of all Directors.

          Section 12. PARTICIPATION OTHER THAN BY ATTENDANCE. To the full extent permitted by law, any Director may participate in any regular or special meeting of the Board of Directors or of any committee of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other.

          Section 13. COMPENSATION. Each Director who does not receive a salary from the Corporation or any affiliate thereof shall be entitled to such compensation as the Board shall determine for his service upon the Board of Directors and any of its committees, for his attendance at meetings of the Board and any of its committees and for his expenses incident thereto. Directors shall also be entitled to such compensation as the Board shall determine for services rendered to the Corporation in any capacity other than as Directors.



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          Section 14. RESIGNATION. Any Director may resign by submitting his resignation to the Chief Executive Officer, the Chairman, the President or the Secretary of the Corporation. Such resignation shall become effective upon its submission or at any later time specified.

          Section 15. PERSONAL LIABILITY FOR MONETARY DAMAGES. (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director. (b) This Section 15 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Corporation occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section. In addition to any requirement of law and any other provision contained in these By-Laws, the affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock then outstanding shall be required to amend or repeal any provision of this Section. Any amendment or repeal of this Section or adoption of any other provision of the By-Laws or the Articles of the Corporation which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.



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          Section 16. AMENDMENT, REPEAL, ETC. Notwithstanding any provision of the Articles of the Corporation, any other provision of these By-Laws, including
Section 1 of Article Eight hereto, and notwithstanding the fact that a lesser percentage may be specified by Pennsylvania law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of the shareholders of at least 75 percent of the votes which all shareholders of the then outstanding shares of capital stock of the Corporation would be entitled to cast thereon, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Sections 2, 3, 4, 5, 6, 7 or 16 of this Article Two. In the event such action has been previously approved by a majority vote of the full Board of Directors, a majority of the votes which all shareholders present and voting are entitled to cast thereon shall be sufficient to amend, repeal or adopt any provisions inconsistent with the provisions of any of such Sections.


                                  ARTICLE THREE


                             Committees of the Board


          Section 1. APPOINTMENT; POWERS. The Board may appoint one or more standing or temporary committees consisting of two or more Directors. The Board may invest such committees with such powers and authority, subject to such conditions, as it may see fit.



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          Section 2. EXECUTIVE COMMITTEE. The Board shall appoint from among its members an Executive Committee which, so far as may be permitted by law and except as specifically limited by the Board pursuant to Section 1 hereof, shall have all the powers and may exercise all the authority of the Board during the intervals between the meetings thereof. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board.

          Section 3. TERM; VACANCIES; ALTERNATES. All committee members appointed by the Board shall serve at the pleasure of the Board. The Board may fill any committee vacancy and may designate one or more eligible Directors as alternate members of any committee to take the place of any absent or disqualified member at any meeting. The Chief Executive Officer may appoint a Director who is eligible to serve on any such committee as a member pro tempore to take the place of any absent or disqualified member or alternate member.

          Section 4. ORGANIZATION. All committees shall deter- mine their own organization, procedures and times and places of meeting, unless otherwise directed by the Board and except as otherwise provided in these By-Laws.



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                                  ARTICLE FOUR


                                    Officers


          Section 1. CHIEF EXECUTIVE OFFICER. The Board of Directors shall appoint one of its members to be Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the chief executive officer of the Corporation and shall have general executive powers concerning all the operations and business of the Corporation. The Chief Executive Officer shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors, and he may delegate to any other officer such executive and other powers and duties as he deems advisable. In the event of the absence or disability of the Chief Executive Officer, any other officer of the Corporation designated by the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors and shall exercise all other powers and authority of the Chief Executive Officer.

          Section 2. CHAIRMAN. The Board of Directors shall appoint one of its members to be Chairman. The Chairman shall have general executive powers, and he shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer.



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          Section 3. PRESIDENT. The Board of Directors shall appoint one of its members to be President. The President shall have general executive powers, and he shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer.

          Section 4. SENIOR OFFICERS. The Board of Directors may appoint, or the Chief Executive Officer may appoint, subject to confirmation by the Board of Directors, one or more senior officers of the Corporation, any of whom may be designated as Vice Chairmen or as executive, senior, group or administrative vice presidents or given any other descriptive titles. Each senior officer shall have and exercise such powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer.

          Section 5. SECRETARY; ASSISTANT SECRETARIES. The Board of Directors shall appoint a Secretary. The Secretary shall act as secretary of all meetings of the shareholders, of the Board and of the Executive Committee, and he shall keep minutes of all such meetings. He shall give such notice of the meetings as is required by law or these By-Laws. He shall be the custodian of the minute book, stock record and transfer books and all other general corporate records. He shall be the custodian of the corporate seal and shall have the power to affix and attest the same, and he may delegate such power to one or more officers, employees or agents of the Corporation. He shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or


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the Chief Executive Officer. The Board or the Chief Executive Officer may
appoint one or more Assistant Secretaries who shall assist the Secretary in the performance of his duties. At the direction of the Secretary or in the event of his absence or disability, an Assistant Secretary shall perform the duties of the Secretary. Each Assistant Secretary shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board, the Chief Executive Officer or the Secretary.

          Section 6. TREASURER; ASSISTANT TREASURERS. The Board of Directors shall appoint a Treasurer. The Treasurer shall have and exercise such powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer. The Board or the Chief Executive Officer may appoint one or more Assistant Treasurers who shall assist the Treasurer in the performance of his duties. At the direction of the Treasurer or in the event of his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer. Each Assistant Treasurer shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board, the Chief Executive Officer or the Treasurer.

          Section 7. CHIEF AUDITOR. The Board of Directors shall appoint a Chief Auditor who shall be the chief auditing officer of the Corporation. He shall continuously examine the affairs of the Corporation under the general supervision and direction of the Board, and he shall report to the Board. He



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shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors. The Board of Directors may also appoint other officers who shall perform such auditing duties as may be assigned to them by the Board or the Chief Auditor of the Corporation.

          Section 8. OTHER OFFICERS. The Board of Directors, the Chief Executive Officer or the delegate of either of them may appoint or hire such additional officers of the Corporation, who may be designated as vice presidents, assistant vice presidents, officers, assistant officers, or given any other descriptive titles, and may hire such additional employees, as it or he may deem necessary or desirable to transact the business of the Corporation, and the Board, the Chief Executive Officer or such delegate may establish the conditions of employment of any of the persons mentioned above and may fix their compensation and dismiss them. Such persons may have such descriptive titles as may be appropriate, and they shall, respectively, have and exercise such powers and duties as pertain to their several offices or as may be conferred upon, or assigned to, them by the appropriate appointing authority.

          Section 9. TENURE OF OFFICE. The Chief Executive Officer, the Chairman and the President shall each hold office for the year for which the Board was elected and until the appointment and qualification of his successor or until his earlier death, resignation, disqualification or removal. All other officers and employees shall hold office at the pleasure of the appropriate appointing authority.



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          Section 10. COMPENSATION. The Board of Directors shall fix the compensation of those officers appointed pursuant to Section 1, 2, 3 and 4 of this Article Four and of any officers of any subsidiary of the Corporation that the Board shall deem appropriate, and it may award additional compensation to any officer or employee of the Corporation or of any subsidiary for any year or years based upon the performance of that person during any such period, the success of the operations of the Corporation or any subsidiary thereof during any such period or any other reason deemed appropriate. Unless the Board of Directors shall otherwise direct, the Chief Executive Officer or his delegate shall fix the compensation of all other officers or employees of the Corporation or any subsidiary thereof.


                                  ARTICLE FIVE


                 Stock, Stock Certificates and Holders of Record


          Section 1. STOCK CERTIFICATES. Shares of stock of the Corporation shall be represented by certificates or, to the extent provided in Article Five, Sections 5 and 6 of these By-laws or as otherwise permitted or required by law, shall be uncertificated. Stock certificates shall be in such form as the Board of Directors may from time to time prescribe in accordance with law and the requirements of any exchange upon which such shares are listed. Such certificates shall be signed by the Chief Executive Officer, countersigned by the Secretary or any


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other officer so authorized by the Board of Directors and sealed with the seal of the Corporation, and such signatures and seal may be facsimile or otherwise as permitted by law.

          Section 2. TRANSFER OF STOCK. Except as otherwise provided by law, transfers of shares of stock of the Corporation shall be made only upon the books of the Corporation. Transfers of shares shall be made on the books of the Corporation in accordance with the provisions of the Pennsylvania Uniform Commercial Code, as the same may be amended or supplemented from time to time, applicable commercial practices, and the other provisions of these By-Laws.

          Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft or destruction of such certificates. New certificates for shares of stock may be issued to replace such certificates upon satisfactory proof of the loss, theft or destruction and upon such other terms and conditions as the Board of Directors, the Chief Executive Officer or any person designated by either of them may from time to time determine.

          Section 4. HOLDERS OF RECORD. The Corporation shall be entitled to treat any person in whose name shares of stock of the Corporation stand on its books as the holder and owner in fact thereof for all purposes, and it shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.



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          Section 5. UNCERTIFICATED SECURITIES. All or part of the shares of
Common Stock of the Corporation may be uncertificated shares to the extent determined by the Board of Directors of the Corporation (or by any officer or other person as the Board of Directors may designate) from time to time; however, in no event shall shares of Common Stock represented by a certificate be deemed uncertificated until the certificate is surrendered to the Corporation.

          Section 6. DETERMINATIONS AS TO ISSUANCE, TRANSFER AND REGISTRATION. The Board of Directors of the Corporation (or any officer or other person as the Board of Directors may designate) from time to time may make such rules, policies and procedures as it, he or she may deem appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, whether certificated or uncertificated.


                                   ARTICLE SIX


                  Signing Authority and Corporate Transactions


          Section 1. SIGNING AUTHORITY. The Chief Executive Officer, the Chairman, the President, any senior officer or any Vice President of the Corporation shall have full power and authority, in the name and on behalf of the Corporation, under seal of the Corporation or otherwise, to execute, acknowledge and deliver any and all agreements, instruments or other documents relating to property or rights of all kinds held or



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owned by the Corporation or to the operation of the Corporation, all as may be incidental to the operation of the Corporation and subject to such limitations as the Board of Directors or the Chief Executive Officer may impose. Any such agreement, instrument or document may also be executed, acknowledged and delivered in the name and on behalf of the Corporation, under seal of the Corporation or otherwise, by such other officers, employees or agents of the Corporation as the Board of Directors, the Chief Executive Officer or the delegate of either of them may from time to time authorize. In each such case, the authority so conferred shall be subject to such limitations as the Board of Directors, the Chief Executive Officer or the delegate may impose. Any officer, employee or agent authorized hereunder to execute, acknowledge and deliver any such agreement, instrument or document is also authorized to cause the Secretary, any Assistant Secretary or any other authorized person to affix the seal of the Corporation thereto and to attest it.

          Section 2. VOTING AND ACTING WITH RESPECT TO STOCK AND OTHER SECURITIES OWNED BY THE CORPORATION. The Chief Executive Officer, the Chairman, the President, any senior officer or any Vice President shall have the power and authority to vote and act with respect to all stock and other securities in any other corporation owned by this Corporation, subject to such limitations as the Board of Directors or the Chief Executive Officer may impose. Such power and authority may be conferred upon any other officer, employee or agent by the Board, the


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Chief Executive Officer or the delegate of either of them, and such authority may be general or may be limited to specific instances. Any person so authorized shall have the power to appoint an attorney or attorneys, with general power of substitution, as proxies for the Corporation with full power to vote and act on behalf of the Corporation with respect to such stock and other securities.


                                  ARTICLE SEVEN


                               General Provisions


          Section 1. FISCAL YEAR. The Fiscal year of the Corporation shall be the calendar year.

          Section 2. RECORDS. The Articles of Incorporation, By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, the Executive Committee, and any other committee of the Board shall be recorded in appropriate minute books provided for this purpose. The minutes of each meeting shall be signed by the Secretary or other person acting as secretary of the meeting.

          Section 3. SEAL. The Board of Directors shall from time to time prescribe the form of a suitable corporate seal.

          Section 4. GENDER AND NUMBER. Any reference in these By-Laws to one gender, whether masculine, feminine or neuter, includes the other two, and the singular includes the plural and vice versa unless the context indicates otherwise.



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                                  ARTICLE EIGHT


                                     By-Laws


          Section 1. AMENDMENTS. These By-Laws may be amended, altered and repealed, and new By-Laws may be adopted, either by action of the shareholders or (except as otherwise provided by law) by action of the Board of Directors.

          Section 2. INSPECTION. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation and shall be open for inspection to all shareholders during normal business hours.


                                  ARTICLE NINE


                Applicability of Pennsylvania's Anti-Takeover Act
                         (Act 1990-36, Senate Bill 1310)


          Section 1. OPTING OUT OF CONTROL-SHARE ACQUISITION PROVISION. Subchapter G. -- Control-share Acquisitions of Chapter 25 of the Business Corporation Law of 1988 shall not be applicable to the Corporation.

          Section 2. OPTING OUT OF PROFIT DISGORGEMENT PROVISION. Subchapter H. -- Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control of Chapter 25 of the Business Corporation Law of 1988 shall not be applicable to the Corporation.


As amended, effective November 5, 1998.



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